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                                                             EXHIBIT NO. 99.1(i)

                                     FORM OF

                               MFS SERIES TRUST X

                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST

                             REDESIGNATION OF SERIES


         Pursuant to Section 9.3 of the Amended and Restated Declaration of Trust dated January 1, 2002, as amended (the "Declaration"), of MFS Series Trust X (the "Trust"), the Trustees of the Trust hereby redesignate two existing series of Shares (as defined in the Declaration) as follows:

     1. The series designated as MFS International ADR Fund shall be redesignated as MFS International Equity Fund.

     2. The series designated as MFS Global Conservative Equity Fund shall be redesignated as MFS Global Value Fund.

         Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this redesignation of series this ______ day of November, 2002.

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
--------------------------------            --------------------------------
John W. Ballen                              Kevin R. Parke
8 Orchard Road                              33 Liberty Street
Southborough MA  01772                      Concord MA  01742


--------------------------------            --------------------------------
Lawrence H. Cohn                            Lawrence T. Perera
45 Singletree Road                          18 Marlborough Street
Chestnut Hill MA  02467                     Boston MA  02116


--------------------------------            --------------------------------
Sir J. David Gibbons                        William J. Poorvu
"Leeward"                                   975 Memorial Drive  Apt. 710
5 Leeside Drive                             Cambridge MA  02138
"Point Shares"
Pembroke,  Bermuda  HM  05
                                            --------------------------------
                                            Jeffrey L. Shames
--------------------------------            38 Lake Avenue
William R. Gutow                            Newton MA  02459
3 Rue Dulac
Dallas TX  75230
                                            --------------------------------
                                            J. Dale Sherratt
--------------------------------            86 Farm Road
J. Atwood Ives                              Sherborn MA  01770
17 West Cedar Street
Boston MA  02108
                                            --------------------------------
                                            Elaine R. Smith
--------------------------------            75 Scotch Pine Road
Abby M. O'Neill                             Weston MA  02493
200 Sunset Road
Oyster Bay NY  11771
                                            --------------------------------
                                            Ward Smith
                                            36080 Shaker Blvd.
                                            Hunting Valley OH  44022

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